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                                                                    EXHIBIT 21.1

                 SOUND SOURCE INTERACTIVE INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                                 JUNE 30, 1998

Sound Source Interactive, Inc. (a California Corporation)
Biological Weapons Testing Laboratories, Inc.